UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported) September 17, 2008

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 17, 2008, Southern Community Financial Corporation (Nasdaq: SCMF), the parent company of Southern Community Bank and Trust, does not hold any equity shares (common or preferred) of either Freddie Mac or Fannie Mac in its securities portfolio, and therefore is not exposed to any potential charge to third quarter earnings from such ownership. Recently, the United States Department of Treasury and the Federal Housing Finance Agency announced that Freddie Mac and Fannie Mae were being placed under conservatorship, with control of their management being given to the Federal Housing Finance Agency. In connection with this action Fannie Mae and Freddie Mac have been prohibited from paying dividends on their equity securities (common and preferred stock), which has caused a severe diminution in the value of such equity securities. This diminution in value may result in “other-than-temporary impairment” write downs during the third quarter for those financial institutions and bank holding companies that hold these shares in their investment portfolios. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated September 17, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

September 17, 2008	By: /s/ James Hastings
Name: James Hastings
Title: Executive Vice President and Chief Financial Officer